EXHIBIT 99.1

Boatim Inc. announces its appointment of Joseph Johnson as Chief Executive Officer

PR Newswire

MIAMI, July 1, 2021

MIAMI, July 1, 2021 /PRNewswire/ -- Boatim Inc. (OTCQB: BTIM), an innovative software as a service (SaaS) company building the digital boating products of tomorrow, announced the appointment of its new Chief Executive Officer, Joseph Johnson.

The appointment follows the resignation of Wolfgang Tippner as CEO. Mr. Johnson, a seasoned executive and business lawyer, was confirmed today following a months-long world-wide search for a new CEO. Mr. Johnson fits well into Boatim's diverse team as he is multilingual and has extensive international experience as an executive, business consultant, and attorney.

The Company further announces the resignation of its CTO, Mr. Patrick Heneise. Following the appointment of our new CEO, Mr. Johnson will bring new management members on board from within his US network. The Company wishes to express its gratitude to Mr. Heneise for his valuable contributions and relentless service.

This announcement comes on the heals of Boatim's successful launch of its insurance quoting and financing tools, enabling potential boat buyers direct access to financing and insurance options through Boatim.com. Boatim's continued innovations in bridging the social media and SaaS world make it the largest provider in this segment.

About Boatim Inc.

Boatim Inc. (OTCQB: BTIM) is a globally operating online marketplace and special interest social network for both the boating industry and boat users.

Boatim Inc. was founded in 2018 and currently operates with offices in Miami (USA) and Barcelona (Spain). The technology start-up provides industry-specific software, aimed at facilitating the process of buying and selling boats and providing digital maritime services online.

On Boatim.com the boating industry can sell and promote products and connect with a fast-growing potential customer base, while boat users can explore and buy boats, and connect with like-minded people and brands. The platform, that can be accessed through both mobile devices and desktops, generates revenues through listing placements and subscription plans, as well as on-platform ads. Thanks to the great business model scalability, revenue streams are being added continuously.

Since August 2019 the privately funded start-up has become a publicly listed entity, trading at the OTCQB Venture Market under the trading symbol BTIM.

To learn more about Boatim, visit https://investor.boatim.com

Forward Looking Statements

This press release contains forward-looking statements regarding our future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: our ability to retain or increase users and engagement levels; our reliance on advertising revenue; our dependency on mobile operating systems, networks, and standards that we do not control; risks associated with new product development and their introduction as well as other new business initiatives; our emphasis on user growth and engagement and the user experience over short-term financial results; competition; litigation; privacy and regulatory concerns; risks associated with acquisitions; security breaches; and our ability to manage growth and geographically-dispersed operations. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the caption "Risk Factors" in our Annual Report on Form 10-K filed with the SEC on Dec 2, 2020, which is available via the SEC website at www.sec.gov. Additional information has also been set forth in our Annual Report on Form 10-K for the year ended Aug 31, 2020. In addition, please note that the date of this press release is June 2, 2021, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update these statements as a result of new information or future events.
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